Exhibit 99.1

PERICOM SEMICONDUCTOR REPORTS

FISCAL FIRST QUARTER 2015 FINANCIAL RESULTS

FIRST QUARTER HIGHLIGHTS

▪	Revenues increased 1.6% sequentially and 2% year-over-year to $33.3 million
▪	Achieved 42.3% gross margin (44.2% non-GAAP) and year-over-year increase of 306 bps
▪	Net income was $0.11 per diluted share as compared with $0.02 in Q1 last year
▪	Non-GAAP net income was $0.16 per diluted share as compared with $0.08 in Q1 last year

Milpitas, Calif. – October 28, 2014 - Pericom Semiconductor Corporation (NASDAQ: PSEM), a worldwide supplier of high performance connectivity and timing solutions, today announced results for its fiscal 2015 first quarter ended September 27, 2014.

Net revenues for the first quarter were $33.3 million, an increase of 1.6% from the $32.7 million reported in the fourth quarter of fiscal 2014, and up 2.0% from the $32.6 million reported in the comparable period last year. The revenue increase from the prior quarter reflects strength from primarily the embedded, PC/notebook and server end-market segments.

GAAP gross margin was 42.3% in the first quarter, an increase from 41.4% last quarter and from 39.3% for the comparable period last year.

GAAP net income for the first quarter was $2.5 million, or $0.11 per diluted share, compared with net income of $0.9 million, or $0.04 per diluted share in the fourth quarter, and net income of $0.4 million, or $0.02 per diluted share in the comparable period last year. The current quarter benefited from foreign exchange gains of approximately $0.6 million.

To facilitate the complete understanding of comparable financial performance between periods, Pericom also presents performance results net of certain non-cash and one-time items as non-GAAP measures.

On a non-GAAP basis, gross margin was 44.2% in the first quarter, an increase from 43.0% last quarter and 40.9% in the comparable period last year.

On a non-GAAP basis, net income for the first quarter was $3.7 million, or $0.16 per diluted share, compared with non-GAAP net income of $2.8 million or $0.12 per diluted share in the fourth quarter, and non-GAAP net income of $1.9 million, or $0.08 per diluted share in the comparable period last year.

“We are pleased to deliver strong sequential earnings growth driven by a combination of higher revenues, higher gross margins and lower operating expenses. Our gross margins continue to benefit from a more favorable product and market segment mix,” said Alex Hui, President and CEO of Pericom.  “A few years ago, we embarked on a strategy to transform our business by increasing sales from those market segments offering higher gross margins and growth potential. Achieving double digit operating margins this quarter is a validation of that strategy. We will continue to focus on growing our customer base in networking, cloud computing and embedded applications with our serial connectivity and timing solutions.”

New Products

In the first quarter of fiscal 2015, Pericom introduced a total of 23 new products in our Signal Integrity, Connectivity, Switching and Timing product areas. All of these products are targeted to our focus market segments, and were sampled to key customers during the quarter.

For Signal Integrity, we introduced 4 new products, a new family of low voltage USB3 5Gb redrivers for mobile platforms, and a 12Gb SAS3 redriver for high performance enterprise storage platforms.

NEWS RELEASE October 28, 2014

We introduced 7 new products across our Connectivity product families which included new additions to the ‘Mezzo’ family of medium size port/lane count PCIe GEN2 packet switches aimed at enterprise, cloud computing, and embedded applications, and a family of Microprocessor Supervisory IC’s for consumer applications.

We introduced 4 new products across our Switching product families, which included PCIe GEN3 (8Gb), DDR4 memory, and power management switches, targeting server, storage, and mobile platform applications.

We expanded our Timing solutions for next generation enterprise and cloud computing platforms with 8 new products, including very low jitter, high performance clock generators and buffers, and real time clocks for mobile applications.

Share Repurchase Update

On April 26, 2012, the Board authorized a repurchase program for up to $25 million of shares of our common stock, and on April 24, 2014, the Board authorized an additional $20 million of share repurchases. Pursuant to these authorizations, the Company repurchased 250,547 shares in the three months ended September 27, 2014 for an aggregate cost of $2.3 million at an average per share purchase price of $9.19. The remaining balance of potential share repurchases under the authorization is approximately $24.3 million. Shares may be repurchased from time to time in the open market or through private transactions, at the discretion of Pericom management. As of October 24, 2014, Pericom had approximately 21.8 million shares of common stock outstanding.

Fiscal Q2 2015 Outlook

The following statements are based on current expectations. These statements are forward looking, and actual results may differ materially.

•	Revenues are expected to be in the range of $32.6 million to $34.6 million.

•	GAAP gross margins are expected to be between 41.0% and 43.0%, and adjusting for share-based compensation, amortization of intangibles and fair value adjustments that are expected to total approximately 1.5%, non-GAAP gross margins are expected to be in the 42.5% to 44.5% range.

•	GAAP operating expenses are expected to be between $11.9 million and $12.3 million, and adjusting for share-based compensation, amortization of intangibles and fair value adjustments that are expected to total approximately $1.0 million, non-GAAP operating expenses are expected to be in the range of $10.9 million to $11.3 million.

•	Other income is expected to be between $0.8 million and $1.0 million on both a GAAP and non-GAAP basis.

•	The effective tax rate is expected to be between 30-34% on a GAAP basis and 27-29% on a non-GAAP basis.

Conference Call

The press release will be followed by a conference call beginning at 1:30 p.m. Pacific time on October 28, 2014. To listen to the call, dial (877) 377-7103 and provide the operator with conference ID 25292130. A slide presentation will accompany the conference call. To view the slides, please visit the investor relations section of www.pericom.com.

The Pericom financial results conference call will also be available via a live webcast on the investor relations section of the website at http://www.pericom.com. Access the website 15 minutes prior to the start of the call to download and install any necessary audio software. An archived webcast replay will be available on the website for approximately 90 days.

About Pericom

Pericom Semiconductor Corporation (NASDAQ: PSEM) enables serial connectivity with the industry's most complete solutions for the computing, communications, consumer and embedded market segments. Pericom's analog, digital and mixed-signal integrated circuits, along with its frequency control products are essential in the timing, switching, bridging and conditioning of high-speed signals required by today's ever-increasing speed and bandwidth demanding applications. Company headquarters is in Milpitas, California, with design centers and technical sales and support offices globally. Pericom and the Pericom logo are trademarks or registered trademarks of Pericom Semiconductor Corp in the U.S. and/or other countries. Our website is http://www.pericom.com.

1545 Barber Lane     Milpitas, CA  95035     (408) 232-9100

NEWS RELEASE October 28, 2014

Non-GAAP Financial Information

In addition to disclosing financial results calculated in accordance with U.S. generally accepted accounting principles (GAAP), this announcement of operating results contains non-GAAP financial measures that exclude the income statement effects of share-based compensation, amortization of intangible assets, fair value adjustments on acquired fixed assets, restructuring charge, lease restructuring and moving costs, write-off of government subsidy, tax provision on intercompany transactions, the corresponding tax effects and the effects of excluding share-based compensation upon the number of diluted shares used in calculating non-GAAP earnings per share.

We have excluded share-based compensation expense in calculating these non-GAAP financial measures.  These expenses are non-cash in nature and rely on valuations of the future market price of our common stock that is difficult to predict and is affected by market factors that are largely not within the control of management. We have excluded amortization of intangible assets, amortization of fair value adjustments on acquired fixed assets, restructuring charge, lease restructuring and moving costs, write-off of government subsidy, tax provision on intercompany transactions and the corresponding tax effects because we do not consider them to be related to our core operating performance. We also use non-GAAP data in calculating certain metrics such as non-GAAP cost of goods sold in computing inventory days of supply.

We use the non-GAAP financial measures that exclude these items to make strategic decisions, forecast future results and evaluate the Company’s current operating performance. We believe that the presentation of non-GAAP financial measures that exclude these items is useful to investors because we do not consider these charges either part of the day-to-day business or reflective of the core operational activities of the Company that are within the control of management or that are used to evaluate the Company’s operating performance.

The non-GAAP financial measures disclosed by the Company should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and the financial results calculated in accordance with GAAP and reconciliations to those financial statements should be carefully evaluated. The non-GAAP financial measures used by the Company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies. The Company has provided reconciliations of the non-GAAP financial measures to the most directly comparable GAAP financial measures.

Safe Harbor Statement

This press release contains forward-looking statements as defined under The Securities Litigation Reform Act of 1995. Forward-looking statements in this release include statements by our CEO concerning future business and revenue growth and margin improvement and the statements under the captions “Fiscal Q2 2015 Outlook”, which regard the anticipated revenues, gross margin, operating expenses, other income, and effective tax rate in the second fiscal quarter of 2015. The Company’s actual results could differ materially from what is set forth in such forward-looking statements due to a variety of risk factors, including softness in demand for our products, price erosion for certain of our products, unexpected difficulties in developing new products, customer decisions to reduce inventory, economic or financial difficulties experienced by our customers, or technological and market changes. All forward-looking statements included in this document are made as of the date hereof, based on information available to the Company as of the date hereof, and Pericom assumes no obligation to update any forward-looking statements. Parties receiving this release are encouraged to review our annual report on Form 10-K for the year ended June 28, 2014, and in particular, the risk factors section contained in that report.

Contact: Kevin Bauer

Pericom Semiconductor

Tel: 408 232-9100

kbauer@pericom.com

1545 Barber Lane     Milpitas, CA  95035     (408) 232-9100

NEWS RELEASE October 28, 2014

Pericom Semiconductor Corporation

Condensed Consolidated Statements of Operations

(In thousands, except per share data)

(unaudited)

	Three Months Ended
	September 27,	June 28,	September 28,
	2014	2014	2013

Net revenues	$33,259	$32,739	$32,608

Cost of revenues	19,179	19,188	19,800

Gross profit	14,080	13,551	12,808

Operating expenses:

Research and development	4,588	4,782	5,045

Selling, general and administrative	7,300	7,257	7,687

Write off of government subsidy receivable	-	843	-

Total operating expenses	11,888	12,882	12,732

Income from operations	2,192	669	76

Interest and other income, net	691	742	682

Foreign exchange gain (loss)	583	(286)	(196)

Income before income taxes	3,466	1,125	562

Income tax expense	1,010	291	231

Net income from consolidated companies	2,456	834	331

Equity in net income of unconsolidated affiliates	39	50	43

Net income	$2,495	$884	$374

Basic income per share	$0.11	$0.04	$0.02

Diluted income per share	$0.11	$0.04	$0.02

Shares used in computing basic income per share	21,936	22,123	22,794

Shares used in computing diluted income per share	22,262	22,338	22,951

NEWS RELEASE October 28, 2014

Pericom Semiconductor Corporation

Supplemental Information

(In thousands)

(unaudited)

	Three Months Ended
	September 27,	June 28,	September 28,
	2014	2014	2013

Share-based compensation
Cost of revenues	$33	$37	$36
Research and development	218	229	297
Selling, general and administrative	458	329	396
Share-based compensation expense	$709	$595	$729

Amortization of intangible assets
Cost of revenues	$478	$478	$488
Research and development	-	-	50
Selling, general and administrative	247	247	247
Amortization of intangible assets	$725	$725	$785

NEWS RELEASE October 28, 2014

Pericom Semiconductor Corporation

Reconciliation of GAAP Net Income to Non-GAAP Net Income

(In thousands)

(unaudited)

	Three Months Ended
	September 27,	June 28,	September 28,
	2014	2014	2013
GAAP net income	$2,495	$884	$374
Reconciling items:
Share-based compensation expense	709	595	729
Amortization of intangible assets	725	725	785
Fair value adjustment to depreciation expense on acquired fixed assets	51	51	51
Restructuring charge	112	44	-
Write off of government subsidy receivable	-	843	-
Tax on intercompany transaction	-	-	15
Lease restructuring and moving costs	-	-	522
Tax effect of adjustments	(377)	(321)	(543)
Total reconciling items	1,220	1,937	1,559
Non-GAAP net income	$3,715	$2,821	$1,933

Reconciliation of GAAP Diluted EPS to Non-GAAP Diluted EPS

(unaudited)

Diluted net income per share:
GAAP diluted income per share	$0.11	$0.04	$0.02
Adjustments:
Share-based compensation expense	0.03	0.03	0.03
Amortization of intangible assets	0.03	0.03	0.03
Fair value adjustment to depreciation expense on acquired fixed assets	-	-	-
Restructuring charge	0.01	-	-
Write off of government subsidy receivable	-	0.04	-
Tax on intercompany transaction	-	-	-
Lease restructuring and moving costs	-	-	0.02
Tax effect of adjustments	(0.02)	(0.02)	(0.02)
Total adjustments	0.05	0.08	0.06
Non-GAAP diluted income per share	$0.16	$0.12	$0.08

Shares used in diluted net income per share calculation:
GAAP	22,262	22,338	22,951
Exclude the benefit of share-based compensation expense (1)	413	486	390
Non-GAAP	22,675	22,824	23,341

   (1) For purposes of calculating non-GAAP diluted net income per share, the GAAP diluted weighted average shares outstanding is adjusted to exclude the benefits of unamortized stock compensation costs that are treated as proceeds assumed to be used to repurchase shares under the GAAP treasury stock method.

NEWS RELEASE October 28, 2014

Pericom Semiconductor Corporation

Reconciliation of GAAP Gross Profit to Non-GAAP Gross Profit

(In thousands)

(unaudited)

	Three Months Ended
	September 27,	June 28,	September 28,
	2014	2014	2013
GAAP gross profit	$14,080	$13,551	$12,808
- % of revenues	42.3%	41.4%	39.3%
Reconciling items:
Share-based compensation	33	37	36
Amortization of intangible assets	478	478	488
Fair value adjustment to depreciation expense on acquired fixed assets	10	10	10
Restructuring charge	84	-	-
Total reconciling items	605	525	534
Non-GAAP gross profit	$14,685	$14,076	$13,342
- % of revenues	44.2%	43.0%	40.9%

Reconciliation of GAAP R&D Expenses to Non-GAAP R&D Expenses

(unaudited)

GAAP research and development expenses	$4,588	$4,782	$5,045
- % of revenues	13.8%	14.6%	15.5%
Reconciling items:
Share-based compensation	(218)	(229)	(297)
Amortization of intangible assets	-	-	(50)
Fair value adjustment to depreciation expense on acquired fixed assets	(10)	(10)	(10)
Restructuring charge	(28)	(28)	-
Total reconciling items	(256)	(267)	(357)
Non-GAAP research and development expenses	$4,332	$4,515	$4,688
- % of revenues	13.0%	13.8%	14.4%

Reconciliation of GAAP SG&A Expenses to Non-GAAP SG&A Expenses

(unaudited)

GAAP selling, general and administrative expenses	$7,300	$7,257	$7,687
- % of revenues	21.9%	22.2%	23.6%
Reconciling items:
Share-based compensation	(458)	(329)	(396)
Amortization of intangible assets	(247)	(247)	(247)
Fair value adjustment to depreciation expense on acquired fixed assets	(31)	(31)	(31)
Restructuring cost	-	(16)	-
Lease restructuring and moving costs	-	-	(522)
Total reconciling items	(736)	(623)	(1,196)
Non-GAAP selling, general and administrative expenses	$6,564	$6,634	$6,491
- % of revenues	19.7%	20.3%	19.9%

NEWS RELEASE October 28, 2014

Pericom Semiconductor Corporation

Condensed Consolidated Balance Sheets

(In thousands)

(unaudited)

	As of	As of
	September 27, 2014	June 28, 2014
Assets

Current assets:

Cash and cash equivalents	$27,587	$33,020
Short-term investments	96,248	86,104
Accounts receivable - trade	24,863	24,036
Inventories	11,918	12,288
Prepaid expenses and other current assets	3,935	5,336
Deferred income taxes	795	726
Total current assets	165,346	161,510

Property, plant and equipment-net	58,083	58,537
Investments in unconsolidated affiliates	2,495	2,445
Deferred income taxes non-current	2,576	2,460
Intangible assets	6,285	7,009
Other assets	8,062	8,118
Total assets	$242,847	$240,079

Liabilities and Shareholders' Equity

Current liabilities:

Accounts payable	$9,697	$8,927
Accrued liabilities	10,120	9,934
Total current liabilities	19,817	18,861

Industrial development subsidy	6,133	6,354
Deferred tax liabilities	5,577	5,460
Other long-term liabilities	1,929	1,912
Total liabilities	33,456	32,587

Shareholders' equity:
Common stock and paid in capital	113,039	113,118
Retained earnings and other comprehensive income	96,352	94,374
Total shareholders' equity	209,391	207,492

Total liabilities and shareholders' equity	$242,847	$240,079